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                                                                  EXHIBIT 10.31

                             REAL ESTATE LOAN NOTE
                          SUMITOMO BANK OF CALIFORNIA

LOAN AMOUNT                                               LOAN NO. 003976811-20

**$2,120,000.00**                                         JANUARY 17, 1990

BORROWER'S PROMISE TO PAY:

FOR VALUE RECEIVED, THE undersigned, jointly (if more than one) and severally, promise to pay in lawful money of the United States of America, to The Sumitomo Bank of California ("Sumitomo") at its Sacramento Office in Sacramento, California, or to its order, the principal sum of Two Million
One Hundred Twenty Thousand and No/100 Dollars (**$2,120,000.00**), together with interest thereon from the date funds are actually disbursed until this
Note is paid in full in accordance with the terms and conditions below:

INTEREST RATE:

Interest on the principal sum outstanding shall be payable at a rate per annum:

1. January 18, 1990 to January 15, 1997, (The "First Interest Period") at the Fixed Rate of Ten and Three Quarters percent (10.750%) per annum;

2. January 15, 1997 to January 15, 2000, (The "Second Interest Period") at a Fixed Rate which is Two and One-Quarter Percent (2.250%) per annum above the LIBOR Rate in effect at the commencement of the Second Interest Period:

For the purpose of this Note, LIBOR Rate means rate of interest at which deposits in Eurodollars for such period are offered to first-class banks in the London Interbank Market (as quoted for the mid-morning average LIBOR Rate published by Reuters Monitoring Systems), two (2) Business Days prior to the commencement of the relevant Interest Period. The last day of each LIBOR interest period shall be determined in accordance with the practices of London Interbank Market as from time to time in effect. In the event the Reuters quote is not available, the British Bankers Association's Interest Settlement Rate shall be used.

It is understood that the interest due upon this Note shall be calculated on the basis of a 360-day period consisting of twelve (12) 30-day months and that the term "per annum" means said 360-day period.

REPAYMENT SCHEDULE:

Promise and agree to pay Bank or order as follows:

From January 18, 1990 principal and interest shall be paid in equal monthly instalments of Nineteen Thousand Seven Hundred Ninety and 00/100 Dollars, (**$19,790.00**) commencing February 15, 1990 and continuing on the 15th day of each successive month until January 15, 1997 ("the Anniversary Date").

On the Anniversary Date, until maturity, monthly instalments of principal and interest shall be determined according to the following factors in effect at such time.

     a.  Principal Amount:      Then outstanding principal balance.

     b.  Amortization Period:   360 months less the number of months expired
                                from the loan commencement date.

     c.  Amortization Rate:     Two and one quarter percentage (2.25%) points
                                above The LIBOR Rate in effect on the date of such adjustment.

At maturity on January 15, 2000, or when due because of the exercise of an option by Sumitomo, the entire balance of principal and interest unpaid shall be due and payable.

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APPLICATION OF PAYMENT:

Any instalment when paid, shall be credited first to any late charge, then to interest and the remainder to principal.

PREPAYMENT PENALTY:

The undersigned may prepay all or part of the original amount of this Note during the first eighty two months of the First Interest Period only upon payment of a prepayment fee of Five percent (5.000%) of each prepayment. Prepayments may be made during the last two months of the First Interest Period without payment of a additional fee.

The undersigned may prepay all or part of the original amount of this Note during the Second Interest Period only upon payment of a prepayment penalty of Three percent (3.000%) of each prepayment.

LATE CHARGE PROVISION:

If any instalment of principal or interest is not paid within fifteen days from the date it becomes due, then the undersigned shall pay a late charge for each unpaid instalment equal to Six percent (6.000%) of the instalment amount.

DEFAULT INTEREST:

If this Note is not paid in full when due at maturity, or when due because of an option by Sumitomo notwithstanding any provision of this Note, the undersigned agrees to pay interest on the outstanding principal and interest at an interest rate Two percentage points (2.000%) above the interest rate described above.

DEFAULT PROVISIONS:

Sumitomo may declare all outstanding sums of principal and interest under this
Note immediately due and payable without notice of default, presentment or demand for payment, protest, or other notices of nonpayment or dishonor if the undersigned or any Guarantor or Endorser hereof: (a) Fails to make any payment hereunder when due; (b) Becomes insolvent, fails in business, or makes a general assignment for the benefit of creditors, or files under any bankruptcy law, or any law for the benefit of creditors; (c) Permits or suffers the filing of an involuntary petition in Bankruptcy which remains undismissed for a period of 60 days; (d) Permits or suffers the appointment of a receiver of trustee for a substantial portion of its assets; (e) Permits or suffers any levy of attachment, execution, assessment for taxes or similar process; or, (f) Breaches or defaults under any other obligation to Sumitomo or under any of the agreements contained in the Deed of Trust securing this Note.

In addition, the undersigned agrees to pay all cost of collection (including reasonable attorney's fees) incurred with or without suit by Sumitomo.

This Note is secured by a Deed of Trust, dated January 11, 1990 as Trustee:
Founders Title Company.
The Deed of Trust contains an acceleration clause reading substantially as follows:

Upon default by Trustor in payment of any indebtedness secured hereby or in performance of any agreement hereunder, or in the event Trustor or any successor in interest to Trustor in the property sells, conveys, alienates, assigns or transfers said property, or any part thereof, or any interest therein, or becomes divested of Trustor's title or any interest therein in any manner or way, whether voluntary or involuntary. Beneficiary shall have the right, at its option, to declare said Note or Notes or any other indebtedness or obligations secured hereby, irrespective of the maturity dates specified in any Note or written agreement evidencing the same, immediately due and payable without notice or demand, and no waiver of this right shall be effective unless in writing and signed by Beneficiary.

BY: /s/ William D. Reid                            BY: /s/ Johnye B. Reid
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WILLIAM D. REID                                    JOHNYE B. REID